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                                  EXHIBIT 10.43

                               SYNC RESEARCH, INC.
                              AMENDED AND RESTATED
                      CHANGE OF CONTROL SEVERANCE AGREEMENT


         This Amended and Restated Change of Control Severance Agreement (the "AGREEMENT") is made and entered into by and between William K. Guerry (the "EMPLOYEE") and Sync Research, Inc., a Delaware corporation (the "COMPANY"), effective as of October 8, 1999.

                                    RECITALS


         A. It is expected that the Company from time to time will consider the possibility of an acquisition by another company or other change of control. The Board of Directors of the Company (the "BOARD") recognizes that such consideration can be a distraction to the Employee and can cause the Employee to consider alternative employment opportunities. The Board has determined that it is in the best interests of the Company and its stockholders to assure that the Company will have the continued dedication and objectivity of the Employee, notwithstanding the possibility, threat or occurrence of a Change of Control (as defined below) of the Company.

         B. The Board believes that it is in the best interests of the Company and its stockholders to provide the Employee with an incentive to continue his or her employment and to motivate the Employee to maximize the value of the Company upon a Change of Control for the benefit of its stockholders.

         C. The Board believes that it is imperative to provide the Employee with certain severance benefits upon Employee's termination of employment following a Change of Control that provide the Employee with enhanced financial security and incentive and encouragement to the Employee to remain with the Company notwithstanding the possibility of a Change of Control.

         D. For the reasons set forth in these recitals, the Company and Employee entered into a Change of Control Severance Agreement dated June 23, 1997 (the "PRIOR SEVERANCE AGREEMENT"). The Company and Employee desire to amend and restate the Prior Severance Agreement in its entirety hereby.

         E. Certain capitalized terms used in the Agreement are defined in
Section 6 below.

         The parties hereto agree to amend and restate the Prior Severance Agreement in its entirety as follows:

         1. TERM OF AGREEMENT. This Agreement shall terminate upon the date that all obligations of the parties hereto with respect to this Agreement have been satisfied.


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         2. AT-WILL EMPLOYMENT. The Company and the Employee acknowledge that the Employee's employment is and shall continue to be at-will, as defined under applicable law. If the Employee's employment terminates for any reason, including (without limitation) any termination prior to a Change of Control, the Employee shall not be entitled to any payments, benefits, damages, awards or compensation other than as provided by this Agreement or as may otherwise be available in accordance with the Company's established employee plans and practices or pursuant to other agreements with the Company.

         3. STOCK VESTING ON CHANGE OF CONTROL.

                  (A) ACCELERATION UPON CHANGE OF CONTROL. Upon a Change of Control, fifty percent (50%) of the Employee's options to purchase Common Stock of the Company and/or shares of restricted stock of the Company that are unvested as of the date of the Change of Control (the "UNVESTED SHARES") shall immediately become vested.

                  (B) VESTING OF REMAINING UNVESTED SHARES. Upon a Change of Control, the remainder of the Unvested Shares for which vesting was not accelerated pursuant to Section 3(a) shall continue to vest at the same monthly rate as prior to the Change of Control (i.e., if 200 shares vested per month prior to the Change of Control, the remaining Unvested Shares will continue to vest at the rate of 200 shares per month after the Change of Control) and in accordance with the applicable stock option or restricted stock purchase agreement.

         4.       CONSULTING ARRANGEMENT.

                  (A) TERMINATION FOLLOWING A CHANGE OF CONTROL. If the Employee's employment terminates as a result of Involuntary Termination other than for Cause at any time within twelve (12) months following a Change of Control, then, subject to Section 6, the Employee and the Company shall enter into a consulting arrangement on the following terms:

                           (1) CONSULTING ENGAGEMENT. Effective as of the
Termination Date, and subject to the terms of this Agreement, the Company agrees to retain the Employee as a consultant to perform such services (the "CONSULTING SERVICES") for the Company as may be reasonably requested from time to time by an officer of the Company (the "CONSULTING ARRANGEMENT"). The term of this Consulting Arrangement shall commence on the Termination Date and expire on the earlier of (i) the date the employee is working as a salaried employee of or consultant to another person, company or entity which is actually or potentially in competition with any business conducted by the Company, as determined by the Company in its sole discretion, (ii) at the Employee's option, the date the Employee is working as a salaried employee of or consultant to another person, company or entity, or (iii) 24 months following the Termination Date. As consideration for the Employee's services under the Consulting Arrangement, the Company shall pay in cash to Employee an amount equal to 1/12th of the Employee's Annual Compensation on the last day of each full month following the Termination Date during which the Consulting Arrangement is in effect. The Employee's stock options and/or restricted stock shall continue to vest during the term of the Consulting Arrangement pursuant to Section 3(b). Notwithstanding the foregoing, the Consulting Arrangement may be terminated earlier by either party upon five days written notice of termination if the other party


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fails to cure any material breach of its obligations hereunder within 10 days after receipt of notice specifying such breach.

                           (2) CONTINUED INSURANCE COVERAGE. Subject to the
provisions of this Section 4(a)(2), the Employee shall be entitled to one hundred percent (100%) Company-paid health, dental and life insurance coverage at the same level of coverage as was provided to such Employee immediately prior to the Change of Control (the "COMPANY-PAID COVERAGE"). If such coverage includes the Employee's dependents immediately prior to the Change of Control, such dependents shall also be covered at Company expense. Company-Paid Coverage shall continue until the earlier of (i) termination of the Consulting Arrangement or (ii) the date that the Employee and his or her dependents become covered under another employer's group health, dental or life insurance plans that provide Employee and his or her dependents with comparable benefits and levels of coverage. For purposes of Title X of the Consolidated Budget Reconciliation Act of 1985 ("COBRA"), the date of the "qualifying event" for Employee and his or her dependents shall be the date upon which the Company-Paid Coverage terminates.

                  (B) VOLUNTARY RESIGNATION; TERMINATION FOR CAUSE. If the Employee's employment terminates by reason of the Employee's voluntary resignation (and is not an Involuntary Termination), or if the Employee is terminated for Cause, then the Employee shall not be entitled to receive payments for consulting services or other benefits under Section 4(a) except for those (if any) as may then be established under the Company's then existing severance and benefits plans and practices or pursuant to other agreements with the Company.

                  (C) DISABILITY; DEATH. If the Company terminates the Employee's employment as a result of the Employee's Disability, or such Employee's employment is terminated due to the death of the Employee, then the Employee shall not be entitled to receive payments for consulting services or other benefits under Section 4(a) except for those (if any) as may then be established under the Company's then existing severance and benefits plans and practices or pursuant to other agreements with the Company.

                  (D) TERMINATION APART FROM CHANGE OF CONTROL. In the event the Employee's employment is terminated for any reason, either prior to the occurrence of a Change of Control or after the twelve-month period following a Change of Control, then the Employee shall not be entitled to receive payments for consulting services or other benefits under Section 4(a) except for those (if any) as may then be established under the Company's existing severance and benefits plans and practices or pursuant to other agreements with the Company.

         5. ATTORNEY FEES, COSTS AND EXPENSES. The Company shall promptly reimburse Employee, on a monthly basis, for the reasonable attorney fees, costs and expenses incurred by the Employee in connection with any action brought by Employee to enforce his or her rights hereunder. In the event Employee is not the prevailing party, determined without regard to whether or not the action results in a final judgment, Employee shall repay such reimbursements.

         6. LIMITATION ON PAYMENTS. In the event that the payments and other benefits provided for in this Agreement or otherwise payable to the Employee (i) constitute


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"parachute payments" within the meaning of Section 280G of the
Internal Revenue Code of 1986, as amended (the "Code"), and (ii) but for this
Section 6, would be subject to the excise tax imposed by Section 4999 of the Code (or any corresponding provisions of state income tax law), then the Employee's benefits under Section 4(a) shall be either

                  (a)      delivered in full, or

                  (b) delivered as to such lesser extent which would result in no portion of such benefits being subject to excise tax under Section 4999 of the Code,

whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax imposed by Section 4999, results in the receipt by the Employee on an after-tax-basis, of the greater amount of benefits, notwithstanding that all or some portion of such benefits may be taxable under Section 4999 of the Code. Unless the Company and the Employee otherwise agree in writing, any determination required under this Section 6 shall be made in writing by the Company's independent public accountants (the "ACCOUNTANTS"), whose determination shall be conclusive and binding upon the Employee and the Company for all purposes. For purposes of making the calculations required by this Section 6, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and the Employee shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section 6. In the event that subsection (a) above applies, then Employee shall be responsible for any excise taxes imposed with respect to such benefits. In the event that subsection (b) above applies, then each benefit provided hereunder shall be proportionately reduced to the extent necessary to avoid imposition of such excise taxes.

         7. DEFINITION OF TERMS. The following terms used in this Agreement shall have the following meanings:

                  (A) ANNUAL COMPENSATION. "ANNUAL COMPENSATION" means an amount equal to (i) Employee's Company salary for the twelve months preceding the Change of Control, and (ii) Employee's maximum target bonus for the year in which the Change of Control occurs.

                  (B) CAUSE. "CAUSE" shall mean (i) any act of personal dishonesty taken by the Employee in connection with his or her responsibilities as an employee and intended to result in substantial personal enrichment of the Employee, (ii) Employee's committing and being convicted of a felony, (iii) a willful act by the Employee which constitutes gross misconduct and which is injurious to the Company or an act of fraud by Employee against the Company, or
(iv) following delivery to the Employee of a written demand for performance from the Company which describes the basis for the Company's belief that the Employee has not substantially performed his or her duties, continued violations by the Employee of the Employee's obligations to the Company which are demonstrably willful and deliberate on the Employee's part.

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                  (C) CHANGE OF CONTROL. "CHANGE OF CONTROL" means the
occurrence of any of the following events:

                           (i) Any "PERSON" (as such term is used in Section
13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) is or becomes the "BENEFICIAL OWNER" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company's then outstanding voting securities; or

                           (ii) A change in the composition of the Board
occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. "INCUMBENT DIRECTORS" shall mean directors who either (A) are directors of the Company elected at the annual meeting of stockholders of the Company to be held on June 13, 1997, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

                           (iii) The stockholders of the Company approve a
merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.

                  (D) DISABILITY. "DISABILITY" shall mean that the Employee has been unable to perform his or her Company duties as the result of his or her incapacity due to physical or mental illness, and such inability, at least 26 weeks after its commencement, is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Employee or the Employee's legal representative (such Agreement as to acceptability not to be unreasonably withheld). Termination resulting from Disability may only be effected after at least 30 days' written notice by the Company of its intention to terminate the Employee's employment. In the event that the Employee resumes the performance of substantially all of his or her duties hereunder before the termination of his or her employment becomes effective, the notice of intent to terminate shall automatically be deemed to have been revoked.

                  (E) INVOLUNTARY TERMINATION. "INVOLUNTARY TERMINATION" shall mean (i) without the Employee's express written consent, the significant reduction of the Employee's duties, authority or responsibilities, relative to the Employee's duties, authority or responsibilities as in effect immediately prior to such reduction, or the assignment to Employee of such reduced duties, authority or responsibilities; (ii) without the Employee's express written consent, a substantial reduction, without good business reasons, of the facilities and prerequisites (including office space and location) available to the Employee immediately prior to such reduction; (iii) a


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reduction by the Company in the base salary of the Employee as in effect immediately prior to such reduction; (iv) a material reduction by the Company in the kind or level of employee benefits, including bonuses, to which the Employee was entitled immediately prior to such reduction with the result that the Employee's overall benefits package is significantly reduced; (v) the relocation of the Employee to a facility or a location more than thirty
(30) miles from the Employee's then present location, without the Employee's express written consent; (vi) any purported termination of the Employee by the Company which is not effected for Disability or for Cause, or any purported termination for which the grounds relied upon are not valid; (vii) the failure of the Company to obtain the assumption of this Agreement by any successors contemplated in Section 8(a) below; or (viii) any act or set of facts or circumstances which would, under California case law or statute, constitute a constructive termination of the Employee.

                  (F) TERMINATION DATE. "TERMINATION DATE" shall mean (i) if this Agreement is terminated by the Company for Disability, thirty (30) days after notice of termination is given to the Employee (provided that the Employee shall not have returned to the performance of the Employee's duties on a full-time basis during such thirty (30)-day period), (ii) if the Employee's employment is terminated by the Company for any other reason, the date on which a notice of termination is given, provided that if within thirty (30) days after the Company gives the Employee notice of termination, the Employee notifies the Company that a dispute exists concerning the termination or the benefits due pursuant to this Agreement, then the Termination Date shall be the date on which such dispute is finally determined, either by mutual written agreement of the parties, or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected), or (iii) if the Agreement is terminated by the Employee, the date on which the Employee delivers the notice of termination to the Company.

         8.       SUCCESSORS.

                  (A) COMPANY'S SUCCESSORS. Any successor to the Company (whether direct or indirect and whether by purchase, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term "COMPANY" shall include any successor to the Company's business and/or assets which executes and delivers the assumption agreement described in this Section 8(a) or which becomes bound by the terms of this Agreement by operation of law.

                  (B) EMPLOYEE'S SUCCESSORS. The terms of this Agreement and all rights of the Employee hereunder shall inure to the benefit of, and be enforceable by, the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

         9.       NOTICE.

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                  (A) GENERAL. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or five (5) days after being mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of the Employee, mailed notices shall be addressed to him or her at the home address which he or she most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

                  (B) NOTICE OF TERMINATION. Any termination by the Company for Cause or by the Employee as a result of a voluntary resignation and any Involuntary Termination shall be communicated by a notice of termination to the other party hereto given in accordance with Section 9(a) of this Agreement. Such notice shall indicate the specific termination provision in this Agreement relied upon, shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination under the provision so indicated, and shall specify the termination date (which shall be not more than 30 days after the giving of such notice). The failure by the Employee to include in the notice any fact or circumstance which contributes to a showing of Involuntary Termination shall not waive any right of the Employee hereunder or preclude the Employee from asserting such fact or circumstance in enforcing his or her rights hereunder.

         10.      MISCELLANEOUS PROVISIONS.

                  (A) NO DUTY TO MITIGATE. The Employee shall not be required to mitigate the amount of any payment contemplated by this Agreement, nor shall any such payment be reduced by any earnings that the Employee may receive from any other source, subject to the termination provisions of Section 4(a)(1).

                  (B) WAIVER. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Employee and by an authorized officer of the Company (other than the Employee). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

                  (C) WHOLE AGREEMENT. The Prior Severance Agreement is hereby terminated, and this Agreement supersedes the Prior Severance Agreement in its entirety. This Agreement represents the entire agreement between the Employee and the Company with respect to the matters set forth herein. No agreements, representations or understandings (whether oral or written and whether express or implied) which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereof.

                  (D) CHOICE OF LAW. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California as applied to agreements entered into and performed within California solely by residents of that state.


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                  (E) SEVERABILITY. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

                  (F) WITHHOLDING. All payments made pursuant to this Agreement will be subject to withholding of applicable income and employment taxes.

                  (G) COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.


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         IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the date set forth above.

COMPANY:                                             SYNC RESEARCH, INC.


                                                     By: /s/ GREG REYES
                                                         --------------------
                                                     Title: BOARD CHAIRMAN
                                                           ------------------


EMPLOYEE:                                            /s/ WILLIAM K GUERRY
                                                     ------------------------
                                                     Signature

                                                     WILLIAM K. GUERRY
                                                     ------------------------
                                                     Please print name



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